EXHIBIT 11.1

                            WORKFLOW MANAGEMENT, INC.
             STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                    (In thousands, except per share amounts)



                                                         Three Months Ended                Six Months Ended
                                                      --------------------------     --------------------------
                                                      October 24,    October 25,     October 24,     October 25,
                                                         1998            1997           1998            1997
                                                      ----------     ----------      ----------      ----------

Basic earnings per share:

   Net income                                         $      2,712    $      2,582   $      2,920   $      5,285
                                                      ============    ============   ============   ============
   Weighted average number of
       common shares outstanding                            14,396          14,715         15,330         14,443
                                                      ============    ============   ============   ============
   Basic earnings per share                           $       0.19    $       0.18   $       0.19   $       0.37
                                                      ============    ============   ============   ============
Diluted earnings per share:

   Net income                                         $      2,712    $      2,582   $      2,920   $      5,285
                                                      ============    ============   ============   ============
   Weighted average number of:
       Common shares outstanding                            14,396          14,715         15,330         14,443
       Common stock equivalents*                                               391            105            318
                                                      ============    ============   ============   ============
          Total                                             14,396          15,106         15,435         14,761
                                                      ============    ============   ============   ============
   Diluted earnings per share                         $       0.19    $       0.17   $       0.19   $       0.36
                                                      ============    ============   ============   ============

* The Company had additional employee stock options outstanding during the periods presented that were not included in the computation of diluted earnings per share because they were anti-dilutive.